                                                                   Exhibit 10.18

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. Asterisks denote omissions.

                           SOFTWARE LICENSE AGREEMENT
                           --------------------------


     THIS SOFTWARE LICENSE AGREEMENT (this "Agreement") is made and entered into on this 1st day of October, 1999, by and between Deutsche Borse AG, a German Aktiengesellschaft with its registered office in Frankfurt am Main, Federal Republic of Germany ("DBAG"), the Swiss Stock Exchange, a Swiss association with its registered office in Zurich, Switzerland ("SWX" and, together with DBAG, "Licensors") and Ceres Trading Limited Partnership, a Delaware limited partnership having its principal offices in Chicago, Illinois, U.S.A. ("Ceres" or "Licensee"), and the Board of Trade of the City of Chicago ("CBOT"), an association created by special act of the Illinois legislature, and the managing general partner of Ceres.

                                    PREAMBLE
                                    --------

     WHEREAS, the parties and certain of their affiliates are engaged in a joint undertaking to provide electronic trading facilities more efficiently by sharing technology and resources and to facilitate global trading by the members of the derivatives exchanges owned by them or their affiliates; and

     WHEREAS, Licensors have developed, at substantial expense, software for trading financial derivative products; and

     WHEREAS, as part of such undertaking, the parties deem it to be mutually advantageous to undertake to use, to the extent possible, the same software for trading on such derivatives exchanges; and

     WHEREAS, in order to achieve this goal, Licensors have agreed to license software they have developed for use in electronic trading to Licensee on the terms herein provided; and

     WHEREAS, the parties agree that the agreements between them should be structured so that, in the event their efforts at joint development and utilization of technology are not realized or are terminated for any reason, both parties should continue to be able individually to provide and support electronic trading facilities to their members and customers.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by both parties hereto, the parties agree as follows:

1  Definitions
   -----------

     Unless otherwise specified in the body of this Agreement, each term set forth below when used anywhere in this Agreement or its exhibits and attachments shall have the respective meaning ascribed to it below:

     1.1 "Affiliate" means, with respect to any person, any person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the person in question. For purposes of this definition, "control" means the possession, directly or indirectly, of more than 50% of the equity interests of a person and the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise. In addition, for purposes of this Agreement, CBOT and its Affiliates are deemed to be Affiliates of Ceres.

     1.2 "Alliance Agreement" means the Alliance Agreement dated as of the date hereof and among SWX, DBAG, Eurex Deutschland, Eurex Zurich AG, Eurex Frankfurt AG, CBOT, Ceres and Ceres Alliance LLC, as amended, restated or replaced by such parties from time to time, to set forth certain of their understandings regarding their joint undertaking to develop and manage technology resources and operate a common network for electronic trading.

     1.3 "CBOT Commercial Start" means the date on which Licensee first uses the Programs for the actual trading (as opposed to testing or simulation) of products.

     1.4 "CBOT Competitor" means as of any date, (a) any entity providing facilities and services for the trading of derivative products which is located in Canada, Mexico or the United States or (b) any entity that provides or plans to provide facilities and services for the trading of derivative products substantially identical to any derivative product traded on the CBOT as of the date of the grant or proposed grant of any sublicense pursuant to Section 2.3. Notwithstanding the foregoing, the Joint Venture Entity and its Affiliates will not be deemed to be CBOT Competitors during the term of the Alliance Agreement, and, for the avoidance of doubt, any entity providing or planning to provide facilities or services for the trading of Cash Market Products (as that term is defined in the Alliance Agreement) will not deemed to be a CBOT Competitor with respect to such Cash Market Products.

     1.5  "Effective Date" means the effective date of the Alliance Agreement.

     1.6 "Eurex 2.0 Date" means September 28, 1998, the date on which the Eurex Exchanges implemented the software known as Eurex Release 2.0 on such Exchanges.

     1.7 "Eurex Competitor" means, as of any date, (a) any entity providing facilities and services for the trading of derivative products which is located in any of the European countries listed in Schedule E of the Alliance Agreement (the "European Countries") or (b) any entity that provides or plans to provide facilities and services for the trading of derivative products substantially identical to any derivative product traded on either Eurex Exchange as of the date of the grant or proposed grant of any license pursuant to Section 2.3. Solely for purposes of this Agreement, the Euro and the Ecu shall be deemed to be currencies of the European Countries. Notwithstanding the foregoing, the Joint Venture Entity and its Affiliates will not be deemed to be Eurex Competitors during the term of the Alliance Agreement.

     1.8  "Eurex Exchanges" means Eurex Deutschland and Eurex Zurich.

     1.9  "Joint Venture Entity" means the joint venture entity defined in
Section 3.1 of the Alliance Agreement.

     1.10 "Licensee" means Ceres and any entity into which it may be merged or which acquires all or substantially all of its assets.

     1.11 "Licensors" means the Licensors identified above and any entities into which either of them may be merged or which acquires all or substantially all of the assets of either of them.

     1.12 "Programs" means all of the software, in all formats (including, without limitation, source code, object code and executable code formats and interfaces such as look and feel, screen layouts, databases and database works, as well as all preparatory materials) which were used as of the Eurex 2.0 Date by the Licensors and the Eurex Exchanges in providing and supporting electronic trading facilities and services for the members of Eurex Exchanges, and other materials that Licensors agree to license to Licensee, the Program Documentation and any portions of any of the foregoing that form the basis of, are contained or reflected in, form a portion of or are incorporated in derivative works prepared pursuant to this Agreement; provided, however, that the term "Programs" does not include the commercially available third party software identified in Exhibit A hereto which Licensors and the Eurex Exchanges currently use in providing such electronic trading facilities and services.

     1.13 "Program Documentation" means all design documentation, technical specifications and user manuals, in both human readable and machine readable form, flow charts and narratives, as well as all other materials used as of the Eurex 2.0 Date by Licensors and the Eurex Exchanges in providing and supporting electronic trading facilities and services for the members of the Eurex Exchanges and all other tangible materials provided by Licensors to Licensee pursuant to the terms of this Agreement which represent, describe or specify the Programs or their uses, operations or applications.

     1.14 "Proprietary Rights" means, with respect to any item, all trade secret, copyright, patent, trademark, service mark, certification mark, trade dress or other intellectual property or proprietary rights in all countries related to such item or any part thereof, any extensions and renewals of the foregoing, and any registrations, patents or applications with respect to the foregoing, including any Licensors Confidential Information (as defined in Section 7.3 below) included therein or related thereto.

     1.15 "Release 3.0 Modifications" means all Modifications (as defined in Section 7.1 below) made to the Programs before the Effective Date.

2  Grant of License
   ----------------

     2.1 Subject to the terms and conditions of this Agreement, Licensors hereby grant to Licensee a non-exclusive, non-transferable, irrevocable and perpetual license, royalty-free except as provided in Section 6 and non-terminable for any reason except by Licensee as provided in Section 8, to use, for itself and, by way of sublicenses granted pursuant to Section 2.2, its Affiliates, the Programs to provide and support electronic trading facilities and services for the trading of products of any kind on the CBOT and to distribute the same as herein provided. Licensee shall have the right to make sufficient copies of the Programs to support its use thereof as authorized hereunder. Licensee shall also have the right, itself or through independent contractors, to modify the Programs and make derivative works thereof and/or to merge the same into other programs and materials, subject to the provisions of the Alliance Agreement relating to maintenance of a common source code (as described in the Alliance Agreement). Licensee may use the Programs for such purposes at any number of locations anywhere in the world, and may permit the Programs to be used for such purposes by any employee or agent of Licensee or its permitted sublicensees. Further, Licensee may provide to CBOT users those components of the Programs, if any, as are necessary for such users to participate in the electronic trading facilities described above. Licensee shall have no other rights with respect to the Programs other than as provided in this Agreement.

     2.2 Licensee may sublicense the Programs to third parties, provided, however, that, prior to the expiration of five years after the Effective Date, any such sublicense shall require the consent of Licensors, which consent shall not be unreasonably withheld. No such consent shall be required for any such sublicense granted to (a) any entity performing clearing functions with respect to the electronic trading facilities described in Section 2.1 solely for purposes of performing such functions: (b) CBOT and others of its Affiliates to provide and support electronic trading facilities and services for CBOT users for the trading of products on the CBOT as contemplated in Section 2.1; and (c) during the term of the Alliance Agreement, the Joint Venture Entity and its Affiliates. Any such sublicense shall contain terms for the benefit of the Licensors which are comparable to the restrictions contained herein with respect to (i) protecting the confidentiality and proprietary nature of the Programs, the Licensors' Confidential Information and the Licensors' Proprietary Rights with respect thereto, (ii) limitations on use, (iii) disclaimers of warranties,
(iv) limitations on liability and (v) limitations on transfers, assignments and sublicensings. Except for the sublicenses described in (a), (b) and (c) of this
Section 2.2, Licensors and Licensee agree that they shall each have the right to one-half of the revenues received from any such sublicensee of the Programs (without material Modifications, as defined in Section 7.1 below) to which a sublicense is granted during the term of the Alliance Agreement. Revenue sharing with respect to distributions of the Programs (together with material Modifications) will be addressed in the Alliance Agreement or in a separate written agreement.

     2.3 Notwithstanding the foregoing, Licensee shall at no time during the period from the date hereof through the fourth anniversary of the termination of the Alliance Agreement grant or permit to continue to exist, either directly or indirectly through one or more Affiliates or intermediaries, any sublicense of any portion of the Programs to any entity that is or becomes a Eurex Competitor at any such time. In partial consideration of this undertaking, the Licensors agree not to grant or permit to continue to exist, either directly or indirectly through one or more Affiliates or intermediaries, any license of any portion of the Programs to any entity that is or becomes a CBOT Competitor at any time during the period from the date hereof through the fourth anniversary of the termination of the Alliance Agreement.

     2.4 All full and partial copies of any source code of the Programs and Program Documentation which contains or describes such source code, which Licensee acknowledges contains confidential and extremely valuable trade secrets of Licensors, shall not be disclosed other than as necessary (including to appropriate third party service providers) in connection with Licensee's business as described above and shall be stored and used only at sites within the United States or, subject to Licensors' consent, which may not be unreasonably withheld, in other countries, at which stringent security precautions are employed that reflect the confidential nature and extreme value of such source code and Program Documentation. Such consent is hereby granted by Licensors to the possession and use of the Programs, source code and related Program Documentation in Germany in connection with the Project described in the Alliance Agreement, subject to appropriate confidentiality arrangements and limitations on use.

     2.5 Except as provided in Section 2.3 above, all of the restrictions, limitations and conditions contained in this Agreement on the use and disclosure of the Programs and the Confidential Information shall, except as may from time to time be otherwise agreed by the parties, terminate on the earlier to occur of
(i) the date on which the portions of the Programs remaining in the derivative works prepared pursuant to this Agreement, taken in the aggregate, comprise a de minimus portion of the value of such derivative works to Licensors or (ii) the ninth anniversary of the Effective Date.

3    Term of License
     ---------------

     This Agreement shall be effective upon the Effective Date and shall continue in perpetuity unless terminated by Licensee pursuant to Section 8.

4    Delivery
     --------

Licensor shall deliver the Programs to Licensee as soon as practicable after the Effective Date. Licensee shall be responsible for the installation of the Programs.

5    Warranties; Disclaimer of Warranties
     ------------------------------------

     5.1  Licensors warrant that:

          5.1.1 The Programs are listed and accurately described in the Specifications attached hereto as Exhibit B and include all of the software used on the Eurex 2.0 Date by Licensors and the Eurex Exchanges in providing and supporting electronic trading facilities and services for the members of the Eurex Exchanges except for the third party software identified in Exhibit A hereto which Licensors warrant is available from third party vendors.

          5.1.2 To Licensors' knowledge as of the date hereof, (i) Licensors, taken together, and their respective licensors are the lawful owners of all intellectual property rights in the Programs with full rights to grant the license granted herein and (ii) as delivered to Licensee, the Programs do not infringe upon the intellectual property rights of any third party and are not subject to any claim of infringement by any third party. However, Licensors are aware of the claims based on U.S. Patent No. 4,903,201 (the "Patent") asserted in the case captioned Electronic Trading Systems Corporation v. Board of Trade, et al., Civil Action No. 3-99CV1016-X, pending in the United States District Court for the Northern District of Texas (the "Texas Case"). While none of the parties to this Agreement have any reason to believe that, when used in the manner contemplated in this Agreement, the Programs do or will infringe any valid patent rights of the plaintiff in the Texas Case, notwithstanding any other provision of this Agreement, no party shall have any liability (including, without limitation, under Section 5.2) to another party under this Agreement arising out of or in connection with the Patent or any claims asserted with respect thereto, in the Texas Case or otherwise, based upon the Patent.

          5.1.3 To Licensors' knowledge as of the date hereof, the Programs do not contain any timer, clock, counter or other limiting design or routine which causes the Programs to become erased, inoperable or otherwise incapable of being used in the full manner for which they are designed and licensed pursuant to this Agreement after being used or copied a certain number of times, or after the lapse of a certain period of time, after the occurrence or lapse of any similar triggering factor or event, or because they have been installed on or moved to a central processing unit or system which has a different serial number, model number or other identification different from the system on which they were originally installed.

          5.1.4 Licensors are adapting the Programs to enable them to accommodate the millennium date change for the functions for which they are intended to be used. Licensors are aware of no inability of the Programs to be so able to accommodate such date change and have no reason to believe that, after the implementation of such adaptations, such inabilities will occur. If such inabilities nevertheless become apparent, any adaptations Licensors make to eliminate such inabilities will be delivered to Licensee and shall be deemed to constitute a portion of the Programs.

          5.1.5 Neither of Licensors is a party to any agreement that impairs its rights to grant the license herein or perform its obligations hereunder.

          5.1.6 On the date hereof, Licensors use their electronic trading facilities to operate the Eurex Exchanges and, in the opinion of Licensors, such facilities, including the software used therein, function on such date satisfactorily in all material respects for such purposes.

     5.2 Licensee's sole remedies with respect to breaches by Licensors of their warranties under Section 5.1 shall be the commercially reasonable efforts of the Licensors to correct such breaches or cause such breaches to be corrected.

     5.3 Licensee recognizes that, in licensing the Programs from Licensors it is relying upon its own investigation of the Programs and its judgments on the suitability of the Programs for its purposes and acknowledges that Licensors can and do not make any representation or warranty that the Programs do or will (i) meet the requirements of Licensee or operate in configurations selected by Licensee, (ii) operate in the environment of Licensee in an uninterrupted or error-free manner or (iii) conform to any performance specifications.

     5.4 EXCEPT AS SET FORTH IN SECTION 5.1, THE PROGRAMS ARE BEING PROVIDED TO LICENSEE AS IS, AND LICENSORS DO NOT MAKE, AND HEREBY DISCLAIM, ANY AND ALL OTHER WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND SHALL HAVE NO LIABILITY IN CONNECTION WITH OR ARISING OUT OF ANY FAILURE OF THE PROGRAMS (i) TO MEET LICENSEE'S REQUIREMENTS OR OPERATE IN CONFIGURATIONS SELECTED BY LICENSEE, (ii) TO OPERATE IN LICENSEE'S ENVIRONMENT IN AN UNINTERRUPTED OR ERROR-FREE MANNER OR (iii) TO CONFORM TO ANY PERFORMANCE SPECIFICATIONS, OR IN CONNECTION WITH OR ARISING OUT OF ANY ABILITY OR INABILITY TO USE THE PROGRAMS IN CONNECTION WITH ANY OF THE FINANCIAL PRODUCTS OR CONTRACTS TRADED (OR FAILED TO BE TRADED) ON ANY EXCHANGE OR BY ANY MEMBERS THEREOF. LICENSORS SHALL HAVE NO LIABILITY OF ANY KIND UNDER THIS AGREEMENT FOR ANY MODIFICATIONS MADE TO THE PROGRAMS BY LICENSEE OR ANY SUBLICENSEE OR ANY PARTY ACTING ON BEHALF OF ANY OF THEM.

     5.5 Each of the Licensors and Licensee hereby represents and warrants to the others as follows:

          5.5.1 It has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

          5.5.2 The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on its part.

     5.6 EXCEPT AS SET FORTH IN SECTION 5.7, IN NO EVENT SHALL LICENSORS BE LIABLE FOR, AND LICENSEE HEREBY WAIVES AND RELEASES ANY CLAIMS IT MIGHT OTHERWISE HAVE TO BE COMPENSATED BY LICENSORS IN CONNECTION WITH THIS AGREEMENT FOR, ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR COLLATERAL DAMAGES (SUCH AS, WITHOUT LIMITATION, LOSS OF REVENUE, LOSS OF PROFITS, LOSS OF DATA, LOSS OF USE, INTERRUPTION OF BUSINESS OR LOSS OF GOODWILL), OR ANY DAMAGES OTHER THAN DIRECT DAMAGES, WITHOUT REGARD TO THE CIRCUMSTANCES GIVING RISE TO ANY PURPORTED CLAIM AND REGARDLESS OF THE LEGAL OR EQUITABLE GROUNDS ON WHICH ANY PURPORTED CLAIM IS BASED, ARISING FROM THE GRANTING OF THE LICENSE GRANTED HEREIN OR THE DEPENDENCE UPON OR USE OF THE PROGRAMS BY LICENSEE OR ANY THIRD PARTY.

     5.7 The provisions of Section 5.6 shall not apply to any damages resulting from or arising out of any breach by Licensors of their obligations under
Section 2.3.

     5.8 Licensee agrees to indemnify, defend and hold Licensors harmless against any and all damages, costs or expenses (including reasonable attorney's fees) relating to, based on or arising out of all claims brought by non-members of the Eurex Group (as that term is defined in the Alliance Agreement) arising out of Licensee's use, disclosure or modification of the Programs, or any such use, disclosure or modification by any third party to which Licensee has made available any portion of the Programs, other than with respect to that portion of any such damages, costs or expenses resulting directly from any breach by Licensors of their warranties set forth in Section 5.1.

6    License Fees on Termination of Alliance Agreement
     ------------------------------ ------------------

     6.1 Should a finding be made in any arbitration proceeding conducted pursuant to the Alliance Agreement that CBOT, Ceres or any related party of either of them which is a party to the Alliance Agreement materially breached any material provision of the Alliance Agreement prior to the CBOT Commercial Start and failed to timely cure such breach and, as a result of such breach, DBAG, SWX, Eurex Frankfurt, Eurex Zurich or any related party of any of them which is a party to the Alliance Agreement has given valid notice of termination of the Alliance Agreement (the "Termination Notice"), then, unless, within 30 days of the date of its receipt of such finding, Licensee elects to terminate the license granted herein pursuant to Section 8.1, Licensee shall be obligated to pay to Licensors an amount equal to 500,000 Euros for each full month after the Termination Notice was given (the "Termination Date") up to a maximum of thirty million (30,000,000) Euros). The first such payment (in an amount equal to 500,000 Euros multiplied by the number of months that have elapsed from the Termination Date to the date of such payment) shall be due thirty days after the receipt by Licensee of the arbitration panel's report of findings. The second such payment (in the amount of 500,000 Euros) shall be made on the same date as the first such payment. Successive payments (in the amount of 500,000 Euros each) shall be made on the same day of each month thereafter until the first to occur of: i) the later termination of the license by Licensee pursuant to Section 8.1 below or ii) receipt by Licensors from Licensee of total payments of thirty million (30,000,000) Euros pursuant to this Section 6.1. If Licensee elects to terminate the license granted hereunder pursuant to Section 8.1, the minimum payment under this Section 6.1 shall be 2,000,000 Euros.

     6.2 Should a finding be made in any arbitration proceeding conducted pursuant to the Alliance Agreement that CBOT, Ceres or any related party of either of them which is a party to the Alliance Agreement materially breached any material provision of the Alliance Agreement within 60 months subsequent to the CBOT Commercial Start and failed to timely cure such breach and, as a result of such breach, DBAG, SWX, Eurex Frankfurt, Eurex Zurich or any related party of any of them which is a party to the Alliance Agreement has given the Termination Notice, then, unless, within 30 days of the date of its receipt of such finding, Licensee elects to terminate the license granted herein pursuant to Section 8.1, Licensee shall be obligated to pay to Licensors an amount equal to 500,000 Euros for each full month after the Termination Date to the first to occur of the later termination of the license by Licensee pursuant to Section 8.1 or the 60th month following the month in which the CBOT Commercial Start occurred. The first such payment (in an amount equal to 500,000 Euros multiplied by the number of months that have elapsed from the Termination Date to the date of such payment) shall be due thirty days after the receipt by Licensee of the arbitration panel's report of findings. The second such payment (in the amount of 500,000 Euros) shall be made on the same date as the first such payment. Successive payments (in the amount of 500,000 Euros each) shall be made on the same day of each month thereafter until the first to occur of: i) the termination of the license by Licensee pursuant to Section 8.1 below or ii) the 60th month following the month in which the CBOT Commercial Start occurred. If Licensee elects to terminate the license granted hereunder pursuant to Section 8.1, the minimum payment under Section 6.2 shall be 2,000,000 Euros.

     6.3 Payments due under Sections 6.1 and 6.2 for partial months shall be determined pro-rata on the basis of a thirty (30) day month.

     6.4 Except as specifically provided in this Section 6, no license fee shall be required to be paid by Licensee to Licensor with respect to the license granted herein.

     6.5 Licensors' sole remedy for Licensee's failure to make any payment due under this Section 6 shall be for money damages in the amount specified in this
Section 6 plus interest and the cost of collection. Failure of Licensee to make any payment due under this Section 6 or otherwise shall not give rise to a right of Licensors to terminate the license granted hereunder.

7    Ownership, Confidentiality and Protection of Proprietary Information
     --------------------------------------------------------------------

     7.1  Title. (a) Licensors (and their licensors) shall be the sole and
          -----
original owners of, and shall have the sole and exclusive title in and to, the Programs, all Proprietary Rights with respect to the Programs and any causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

     (b) Subject to the foregoing, it is understood and agreed that each of the Licensors and Licensee shall each individually have all rights, title and interest in and to, and all

Proprietary Rights with respect to (all such rights, title and interest and Proprietary Rights being hereinafter collectively referred to, for each Licensor and Licensee, as "Rights"), all of the alterations, adaptations, amendments, enhancements, extensions, modifications, developments and improvements of the Programs and combinations of the Programs with other software to the extent created by Licensors or Licensee or jointly created by Licensors and Licensee or caused to be created by any or all of them ("Modifications"); provided however, that Modifications shall include only (1) the Release 3.0 Modifications, but with respect to Licensee, only upon payment of eight million (8,000,000) Euros, in accordance with paragraph (1) of the payment schedule set forth in Exhibit E (the "Payment"), it being recognized that Licensee's rights and obligations with respect to the "distributed matching algorithm" component of the Release 3.0 Modifications are further set forth in paragraph (2) of Exhibit E, and Licensee's obligations with respect to the "system limits" component of the Release 3.0 Modifications are further set forth in paragraph (3) of Exhibit E; and (2) Modifications made after the Effective Date, each as distinguished from any elements of the Programs employed in connection with any Modifications. Subject to the preceding sentence, each of the Licensors and Licensee shall have the right to use, distribute, license, sublicense and otherwise exploit Modifications (as defined in the preceding sentence) in any manner it believes appropriate without accounting to any other party.

     (c) Simultaneous with the execution of this Agreement, DBAG shall cause to be executed and delivered to an escrow agent acceptable to the Licensors and Licensee ("Escrow Agent"): (1) as evidence of DBAG's Rights concerning the Release 3.0 Modifications, a true and accurate copy of a letter from Andersen Consulting to DBAG in the form set forth in Exhibit C (the "AC Letter"); and (2) the assignment of Rights concerning the Release 3.0 Modifications from DBAG to Ceres in the form set forth in Exhibit D consistent with paragraph (b) of this
Section 7.1 (the "Assignment"). The Escrow Agent shall be instructed that, upon notice from Ceres and DBAG that the Payment has been made and of the date thereof, the Escrow Agent shall date the Assignment as of the date specified in the joint instructions (which the parties acknowledge will be the date that the Payment is received by DBAG) as the date of the Payment and shall deliver the Assignment to Ceres.

     (d) Prior to receipt of the Assignment by Ceres, Ceres and CBOT may have access to the Release 3.0 Modifications solely for the purpose of engaging in preparation for their use at the CBOT pursuant to the Alliance Agreement.

     (e) Failure to make any payment in connection with the Release 3.0 Modifications shall not entitle Licensors to terminate the license to the Programs granted herein. No provisions of this Agreement relating to the Programs shall apply to the Modifications or the Release 3.0 Modifications.

     7.2 Modifications to the Programs made by or on behalf of Licensors, Licensee and/or CBOT after termination or expiration of the Alliance Agreement for any reason shall be deemed to be solely owned by the party on whose behalf such Modifications were made, subject, in the case of Modifications made by or on behalf of Licensee, to the underlying rights of Licensors in and to the Programs as provided herein. The party by or on whose behalf such Modifications are made shall have the sole right to copy, publish and to distribute such Modifications and to adapt them, to create derivative works thereof, to translate such Modifications and to publish these adaptations, derivative works and/or translations of such Modifications, to transmit or broadcast such Modifications also in an interactive way and to license such Modifications to third parties, and with respect to any such Modification which is a database, will own all economic exploitation rights and in particular the right of reproduction, distribution and communication to the public of any database in part or in total; provided, however, that in the case of such Modifications made by or on behalf of CBOT and/or Licensee, each of their rights in and use of such Modifications shall be subject to the underlying rights of Licensors in and to the Programs and all applicable provisions of this Agreement.

     7.3 The receiving party of any Confidential Information (as defined below) agrees to use reasonable efforts to protect such Confidential Information from unauthorized use or disclosure (intentional, inadvertent or otherwise) and in any event shall take such steps to protect the proprietary interest therein of the disclosing party as it takes to protect the confidentiality and ownership of its own information and materials of a like nature. Notwithstanding the foregoing, the receiving party's obligations to protect the confidentiality of any Confidential Information shall terminate if the same becomes part of the public domain without breach by the receiving party of its obligations hereunder. Further, the foregoing obligations shall not apply to information which is disclosed to the receiving party without obligations of confidentiality by a third party with the right to do so. For the purposes of this Agreement, "Confidential Information" means confidential information the receiving party or any of its related parties or their respective directors, officers, employees or agents receives in connection with the transactions contemplated herein relating to the software, products, business and financial plans and information and trade secrets and other information relating to the business of the disclosing party and/or its related parties (including, in the case of either Licensor, the Eurex Exchanges) and their respective related parties, and information subject to an obligation of confidence to a third party, and "Licensors Confidential Information" means Confidential Information with respect to which either Licensor is a disclosing party.

8    Termination
     -----------

     8.1 If Licensee decides to terminate this Agreement, it shall give written notice thereof to Licensors, and the license, all sublicenses and all rights pursuant to this Agreement to use the Programs and any Licensors Confidential Information shall immediately terminate. Licensee shall, and shall ensure that all sublicensees and any other parties to which it has provided any portion of the Programs or Licensors Confidential Information shall, promptly return or destroy all copies of the Programs (including derivative works based thereupon) in all forms, partial and complete, whether or not modified or merged into other programs, other than and for so long as required for archival purposes pursuant to applicable regulatory requirements. Licensee shall then promptly deliver to Licensors a written statement certifying its compliance with this requirement.

     8.2 Notwithstanding anything to the contrary contained elsewhere in this Agreement, the following sections of this Agreement shall survive any termination hereof: Sections 2.3, 2.4, 2.5, 5.2, 5.3, 5.4, 5.6, 5.7, 5.8, 6, 7,
8 and 9. The last sentence of Section 9.6 and Section 9.7 shall survive the liquidation, dissolution, bankruptcy or reorganization of Ceres.

9    General Provisions
     ------------------

     9.1 All notices given under this Agreement shall become effective only when actually received at the following addresses:

CBOT and         The Board of Trade of the City of Chicago
Ceres:           141 West Jackson Blvd., Suite 600
                 Chicago, Illinois 60604
                 United States of America
                 Attention: Ms. Carol A. Burke
                 Telephone: +1-312-435-3726
                 Facsimile: +1-312-341-3392

DBAG:            Deutsche Borse AG
                 Borsenplatz 4
                 60313 Frankfurt am Main
                 Federal Republic of Germany
                 Attention: Mr. Volker Potthoff
                 Telephone: +49-69-21014867
                 Facsimile: +49-69-2101-3801

SWX:             Swiss Stock Exchange
                 Selnaustrasse 30
                 8021 Zurich
                 Switzerland
                 Attention: Mr. Jurg Spillmann
                 Telephone: +41-1-229-23-23
                 Facsimile: +41-1-229-2728

     Any party may change its address for the purpose of notices by giving notice thereof to each other party in accordance with the provisions of this
Section 9.1.

     9.2 This Agreement shall be governed by, and construed and enforced in all respects by the internal laws, and not the conflict of laws rules, of the State of New York and the United States of America applicable to transactions executed and performed in the City of New York, other than the United Nations Convention on the International Sale of Goods.

     9.3 Any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, including, without limitation, any dispute regarding its validity, or the breach thereof, shall be finally settled by arbitration in accordance with the arbitration rules of the United Nations Convention on International Trade Law except as may be modified herein or by agreement of the parties.

          9.3.1 The arbitration shall be conducted by three arbitrators. The arbitrators shall be familiar with business and legal matters similar to those that are the subject of this Agreement and the subject of the dispute. Licensors, on the one hand, and Licensee, on the other, shall each appoint one arbitrator, obtain its appointee's acceptance of such appointment, and deliver written notification of such appointment and acceptance to the other party within thirty days after delivery of a formal request for arbitration from any party to the other. In the event a party fails to appoint an arbitrator or deliver notification of such appointment to the other party within this time period, upon request of either party, such arbitrator shall instead be appointed by a third party to be identified pursuant to the Alliance Agreement (the "Appointing Official") within thirty days of receiving such request. The two arbitrators appointed in accordance with the above provisions shall appoint the third arbitrator, obtain the appointee's acceptance of such appointment and notify the parties in writing of such appointment and acceptance within thirty days of their appointment. If the first two appointed arbitrators fail to appoint a third arbitrator or notify the parties of that appointment within this time period, then, upon request of either party, the third arbitrator shall be appointed by the Appointing Official within thirty days of receiving such request. The third arbitrator shall serve as Chairman of the tribunal. No arbitrator appointed by the Appointing Official may be a director, officer, employee, counsel or agent of any party, and without the consent of all of the parties to the arbitration, may not be a resident of the United States, Germany or Switzerland.

          9.3.2 The place of arbitration shall be London and the proceedings shall be conducted in the English language.

          9.3.3 The award rendered by the arbitrators shall be final and binding on the parties. Judgment on the award may be entered in any court of competent jurisdiction.

          9.3.4 The parties acknowledge that irreparable damage may occur in the event of breach of any of the terms of this Agreement. It is accordingly agreed that, notwithstanding this Section 9.3, the parties do not intend to deprive any court with jurisdiction of its ability to issue a preliminary injunction, attachment or other form of provisional remedy in aid of the arbitration and a request for such provisional remedies by a party to a court shall not be deemed a waiver of this agreement to arbitrate. In addition to the authority conferred upon the tribunal by the rules specified above, the tribunal shall also have the authority to grant provisional and permanent remedies, including injunctive relief (but excluding termination of the license granted hereunder).

     9.4 The provisions of this Agreement are severable and the unenforceability of any provision of this Agreement shall not affect the enforceability of any other provision hereof. In addition, in the event that any provision of this Agreement (or portion thereof) is determined by a court of competent jurisdiction, an arbitral award obtained pursuant to Section 9.3 or any regulatory authority having jurisdiction to be unenforceable as drafted by virtue of the scope, duration, extent or character of any obligation contained therein, it is the mutual agreement of the parties that such provision (or portion thereof) shall be construed in a manner designed to effectuate the purpose of such provision to the maximum extent enforceable under applicable law. If such construction is not possible, the parties undertake, to the extent reasonably possible, to modify such provision in order to implement the purposes of such provision as fully as possible.

     9.5 Except as otherwise expressly provided herein, this Agreement and the Exhibits attached hereto constitute the entire agreement between the parties with respect to the subject matter hereof, supersede all prior contracts or agreements with respect to the subject matter hereof, and may only be modified by a written instrument signed by both parties hereto. This provision shall not be deemed to affect any rights any party may have against any third party.

     9.6 This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither CBOT nor Ceres shall, without the prior written consent of Licensors (which consent shall not be withheld in the event of a Reorganization, as defined in the Alliance Agreement, involving the CBOT or Ceres, and shall not be withheld unreasonably in the case of a Change of Control, as defined in the Alliance Agreement, which does not result in termination of the Alliance Agreement) assign any of its rights or delegate any of its obligations under this Agreement (in whole or in part). Notwithstanding the foregoing, the CBOT shall not delegate or assign its obligations under Section 9.7 to any entity other than an entity or entities (if more than one), which, as a result of a Reorganization involving the CBOT, are successor(s) to the CBOT as designated contract markets (each, a "CBOT Successor"). Each CBOT Successor will guarantee the obligations of Licensee in accordance with Section 9.7 and will, through the execution of this Agreement, become an additional party hereto with identical rights and obligations to those of the CBOT hereunder. To the extent that the CBOT remains a designated contract market after a Reorganization, it will remain a guarantor under Section
9.7. Any purported assignment by Licensee in violation hereof shall be void and ineffective and shall constitute a material breach of this Agreement.

     9.7(a) CBOT hereby unconditionally and irrevocably guarantees to Licensors the full and timely performance by Ceres of all of Ceres' obligations (the "Performance Obligations") under or pursuant to this Agreement, including without limitation, the indemnity obligations hereunder, as and when the same shall be due to be performed under this Agreement, and all liabilities of Ceres under this Agreement in the event of any breach by Ceres of any term hereof. CBOT hereby waives any provision of any statute, regulation or judicial decision otherwise applicable hereto which restricts or in any way limits the rights of an obligee against a guarantor or surety following a default or failure of performance by an obligor with respect to whose obligations the guarantee or surety is provided.

        (b) Licensors may proceed to protect and enforce any or all of their rights under this Section 9.7 pursuant to Section 9.3, whether for the specific performance of any covenants or agreements of Ceres under or pursuant to this Agreement, and shall be entitled to require and enforce the performance by CBOT of all acts and things required to be performed hereunder by Ceres.

        (c) CBOT shall not be entitled to and does hereby waive any and all defenses now or hereafter available to guarantors, sureties and other secondary parties at law or in equity, with the exception of any defenses Ceres may have against Licensors that are available to CBOT.

        (d) Licensors shall be entitled to proceed on first demand directly against CBOT in respect of any Performance Obligation hereunder without any requirement that it first make any demand against or exhaust any remedies available to it from Ceres or to take any other steps.

     9.8 This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.



Licensee:                                       Licensors:

CERES TRADING
LIMITED PARTNERSHIP
     BY: Board of Trade of the                  DEUTSCHE BORSE AG
         City of Chicago



     BY:  /s/ Thomas R. Donovan                 BY:  /s/ [illegible]
        -------------------------                  -------------------------
     ITS  President--C.E.O.                     ITS
        -------------------------                  -------------------------


     BY: /s/ David P. Brennan                   BY:  /s/ [illegible]
        -----------------------------------        -------------------------
     ITS Chairman of the Board of Directors     ITS
        -----------------------------------        -------------------------

BOARD OF TRADE OF                               SWISS STOCK EXCHANGE
THE CITY OF CHICAGO


BY:  /s/ Thomas R. Donovan                      BY:  /s/ [illegible]
   ------------------------------                  -------------------------
ITS  President--C.E.O.                          ITS
   ------------------------------                  -------------------------

BY: /s/ David P. Brennan                        BY:  /s/ [illegible]
   -----------------------------------             -------------------------
ITS Chairman of the Board of Directors          ITS
   -----------------------------------             -------------------------

                                   Exhibit C


                                            October 1, 1999



Deutsche Borse AG
Borsenplatz 7-11
60313 Frankfurt am Main
Germany


Gentlemen:

Deutsche Borse AG ("DBAG") and the Swiss Stock Exchange (together, the "Eurex Parties") began using certain software referred to as "Eurex Release 2.0" on September 28, 1998, in the operation of electronic trading on Eurex Deutschland and Eurex Zurich (the "Eurex Exchanges"). Pursuant to the Rahmenvertrag between Andersen Consulting GmbH ("Andersen GmbH") and Deutsche Borse AG dated August 19, 1999 and the Leistungsschein zum Rahmenvertrag Eurex 3.0 between Andersen GmbH and Deutsche Borse AG dated August 19, 1999 (together, the "August 19 Agreements"), Andersen GmbH and Andersen Consulting LLP (together with Andersen GmbH, "AC") have created and have agreed to create certain alterations, adaptations, amendments, enhancements, extensions, modifications, developments and improvements of Eurex Release 2.0 (the "Modifications"), it being understood that "Modifications" do not include any elements of Eurex Release 2.0 employed in connection with the creation of the Modifications. With respect to the Modifications (and particularly with respect to the Modifications used by the Eurex Exchanges as of the date hereof), and, for the sole purpose of delineating the extent of our rights in the Modifications, we hereby confirm as follows:


1. Except as expressly provided below, the intellectual property rights in the Modifications and all original work product and copies thereof including tapes, listings and other documentation developed by AC in making the Modifications shall be deemed to be owned by DBAG. AC, at DBAG's expense, shall take such steps as are reasonably required by DBAG to vest and perfect such ownership in DBAG and/or its designees and hereby grants to DBAG the irrevocable, exclusive and transferable right in the Modifications and in all data, databases and works belonging thereto in source code and object code together with all written or machine readable documentation and in any materials and results pertaining thereto to use the same for all purposes connected with the business purpose of DBAG and DBAG's group companies (as defined in Sections 15, 16, 17, 18, 19, 291 and 292 of the German Stock Corporation Act) in any way and form and without temporal or geographic limitation.

Deutsche Borse AG
Borsenplatz 7-11
October 1, 1999
Page 2


2. Without limiting the generality of the foregoing, AC acknowledges that it has irrevocably granted to DBAG the right to copy the Modifications, to publish and to distribute the Modifications, or any portions thereof, under any name and to adapt them, to create derivative works of the Modifications, to translate the Modifications and to publish such adaptations, derivative works and/or translations of the Modifications, to transmit or broadcast the Modifications also in any interactive way and to rent the Modifications to third parties. AC agrees that DBAG is regarded as the maker of any databases and that it owns all economic exploitation rights and that DBAG may reproduce, distribute and communicate to the public any such database in part or in total. DBAG is entitled to grant sublicenses in all of the above-mentioned rights.


3. As regards the moral rights in the Modifications, AC acknowledges that it is responsible for assuring that DBAG is entitled to (a) the undisturbed use of the Modifications and (b) in particular and without limitation hereto, to exercise for the relevant author the right of dissemination, the right of recognition of authorship, the right to prevent distortions of the work, the right to decide whether the work should bear the author's designation, the right of access to copies of the work and the revocation rights in the Modifications. If in the context of the undisturbed use of these rights by DBAG a dispute arises between an author on the one side and DBAG on the other side, then AC shall make sure that the author will exercise its moral rights as directed by DBAG.


4. AC acknowledges that it is precluded from developing for itself or for others materials which are derived from those produced in creating the Modifications. However, subject to the confidentiality obligations of AC to the Eurex Parties, this restriction will not preclude AC from using general concepts, know-how and ideas used or developed in the course of providing services under the August 19 Agreements.


5. DBAG understands that the tools, methodologies, techniques, and related information used by AC to create the Modifications are and shall remain the property of AC. Except as specified by AC in the attachment hereto, AC has not incorporated any third party technology (defined to include any AC proprietary technology) into the Modifications or otherwise used any third party technology in the creation or implementation of the Modifications in a manner that would infringe upon any proprietary interests of a third party or require a license from a third party in order to lawfully use, copy, support, modify or distribute the Modifications or any component thereof.

Deutsche Borse AG
Borsenplatz 7-11
October 1, 1999
Page 3


6. This letter is governed by German substantive law, excluding the United Nations Convention on the International Sale of Goods.



                               Very truly yours,


Andersen Consulting LLP


By:                                          By
   ------------------------------              -----------------------------

   ------------------------------              -----------------------------


Andersen  Consulting
   Unternehmensberatung GmbH



By:                                          By
   ------------------------------              -----------------------------

   ------------------------------              -----------------------------

                                   Exhibit D


                                            [date]

Ceres Trading Limited Partnership
141 West Jackson Boulevard
Suite 600-A
Chicago, Illinois 60604  USA

Gentlemen:

We refer to the Software License Agreement dated October 1, 1999, between Deutsche Borse AG, the Swiss Stock Exchange, Ceres Trading Limited Partnership and the Board of Trade of the City of Chicago ("Agreement"). Capitalized terms used in this letter shall be defined as they are in the Agreement. Pursuant to
Section 7.1 of the Agreement, DBAG hereby assigns co-ownership rights, title and interest in and to the Release 3.0 Modifications to Ceres as follows:


1. Except as expressly provided below, Licensee and each of the Licensors will each own the intellectual property rights in the Release 3.0 Modifications and all original work product and copies thereof including tapes, listings and other documentation developed by or for DBAG in making the Release 3.0 Modifications. DBAG, at Licensee's expense, shall take such steps as are reasonably required by Licensee to vest and perfect such rights in Licensee or its designees and DBAG hereby grants to Licensee the irrevocable, non-exclusive and transferable right in the Release 3.0 Modifications and in all data, databases and works belonging thereto in source code and object code together with all written or machine readable documentation and in any materials and results pertaining thereto to use the same for all purposes connected with the business purpose of Licensee and Licensee's group companies (as defined in Sections 15, 16, 17, 18, 19, 291 and 292 of the German Stock Corporation Act) in any way and form and without temporal or geographic limitation.


2. Without limiting the generality of the foregoing, DBAG acknowledges that it has irrevocably granted to Licensee the co-ownership right to copy the Release 3.0 Modifications, to publish and to distribute the Release 3.0 Modifications, or any portions thereof, under any name and to adapt them, to create derivative works of the Release 3.0 Modifications, to translate the Release 3.0 Modifications and to publish such adaptations, derivative works and/or translations of the Release 3.0 Modifications, to transmit or broadcast the Release 3.0 Modifications also in any interactive way and to rent the Release 3.0 Modifications to third parties. DBAG agrees that Licensee is jointly regarded as the maker of any databases and that Licensee co-owns all economic exploitation rights and that each of them separately may reproduce, distribute and communicate to the public any such database in part or in total. Licensee is entitled to grant sublicenses in all of the above-mentioned rights..


3. As regards the moral rights in the Release 3.0 Modifications, DBAG acknowledges that it is responsible for assuring that Licensee is entitled to (a) the undisturbed use of the

Ceres Trading Limited Partnership
[date]
Page Two


     Release 3.0 Modifications and (b) in particular and without limitation hereto, to exercise (on a co-ownership basis) for the relevant author the right of dissemination, the right of recognition of authorship, the right to prevent distortions of the work, the right to decide whether the work should bear the author's designation, the right of access to copies of the work and the revocation rights in the Release 3.0 Modifications. If in the context of the undisturbed use of these rights by Licensee a dispute arises between an author on the one side and Licensee on the other side, then DBAG will instruct AC to make sure that the author will exercise its moral rights as directed by Licensee.


4. Nothing herein will preclude either of the Licensors or Licensee from developing for itself or for others materials which are derived from those produced in creating the Release 3.0 Modifications.


5. Licensee understands that the tools, methodologies, techniques, and related information used by Andersen Consulting Unternehmensberatung GmbH and Andersen Consulting LLP (together "AC") to create the Release 3.0 Modifications are and shall remain the property of AC. Except as specified in the attachment hereto, no third party technology (defined to include any AC proprietary technology) has been incorporated into the Release 3.0 Modifications or otherwise used in the creation or implementation of the Release 3.0 Modifications in a manner that would infringe upon any proprietary interests of a third party or require a license from a third party in order to lawfully use, copy, support, modify or distribute the Release 3.0 Modifications or any component thereof.


6. Nothing herein is intended to grant Licensee any rights in the Programs, it being understood that Licensee's rights therein are governed by the Agreement.


7. Each of the rights described above may be exploited by either of the Licensors or Licensee in any manner it believes appropriate without accounting to any other party; provided that, notwithstanding any other provision of this letter, Licensee's right to use or otherwise exploit the "distributed matching algorithm" component of the Release 3.0 Modifications is subject to Licensee's payment to DBAG of [**], in accordance with paragraph (2) of Exhibit E of the Agreement. Furthermore, this Assignment shall not affect the payment obligation of Licensee under paragraph (3) of Exhibit E of the Agreement.

Ceres Trading Limited Partnership
[date]
Page Three

8. This letter is governed by German substantive law, excluding the United Nations Convention on the International Sale of Goods.

                               Very truly yours,

Deutsche Borse AG

By:                                          By
   ------------------------------              -----------------------------

   ------------------------------              -----------------------------

                                   Exhibit E


             Payments In Respect of the Release 3.0 Modifications

The payments described below represent Ceres' reimbursement of certain research and development costs incurred by DBAG in connection with the Release 3.0 Modifications after January 29, 1999.

(1) Ceres shall pay eight million (8,000,000) Euros to DBAG in exchange for the Assignment and for related training materials according to the following schedule: (a) On or before October 15, 1999, Ceres shall pay [**] to DBAG;
     (b) On or before December 15, 1999, Ceres shall pay [**] to DBAG; and (c) As of December 31, 1999, DBAG shall invoice Ceres for the final three million (3,000,000) Euros, and such invoice shall be paid in full by Ceres no later than May 31, 2000.

(2) Ceres may not use or otherwise exploit the "distributed matching algorithm" component of the Release 3.0 Modifications unless and until it has paid [**] to DBAG. Following such payment, Ceres will have all Rights with respect to the "distributed matching algorithm" component of the Release
     3.0 Modifications.

(3) Ceres shall pay three million (3,000,000) Euros to DBAG thirty (30) days after daily volume in CBOT contracts traded electronically on the Eurex platform exceeds 200,000 for five consecutive trading days. Notwithstanding the foregoing, DBAG will invoice Ceres for the three million Euro amount described in the preceding sentence as of December 31, 2000, and such invoice shall be paid in full by Ceres no later than June 30, 2001. This payment will reimburse DBAG for certain costs incurred in connection with the "system limits" component of the Release 3.0 Modifications.

(4) The payments described in each of paragraphs (1), (2) and (3) are separate and distinct, and a payment under one paragraph will not be counted as a payment under any other paragraph.